Exhibit 5.1

March 16, 2015

Engility Holdings, Inc.

3750 Centerview Drive

Chantilly, Virginia 20151

RE:	Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as counsel to New East Holdings, Inc., a Delaware corporation (n/k/a Engility Holdings, Inc.) (“Engility”), and successor by merger to Engility Holdings, Inc., a Delaware corporation (the “Predecessor Registrant), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Predecessor Registrant’s registration statements on Form S-8 Registration Nos. 333-188994 and 333-182720 (as amended by the Post-Effective Amendment, collectively, the “Registration Statements”), registering the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan and the Engility Master Savings Plan (collectively, the “Plans”). Engility has continued the Plans and assumed and adopted the Registration Statements.

In connection with this opinion, we have examined and relied upon the Amended and Restated Certificate of Incorporation of Engility, the Amended and Restated Bylaws of Engility, the Registration Statements, the Agreement and Plan of Merger by and between Engility, the Predecessor Registrant, East Merger Sub, LLC, a Delaware limited liability company, TASC Parent Corporation, a Delaware corporation, Toucan Merger Corporation I, a Delaware corporation, and Toucan Merger Corporation II, a Delaware corporation dated as of October 28, 2014, the Plans and such records, documents, certificates, and other instruments as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents, and, except to the extent we express an opinion as to due authorization in the next paragraph of this letter, the due authorization, execution and delivery of all documents by the parties thereto. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of Engility.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution).

Engility Holdings, Inc.

March 16, 2015

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment and may not be relied upon for any other purpose without our prior written consent. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Very truly yours,

/s/ Bass, Berry & Sims PLC